Exhibit 3.13

State of Delaware Secretary of State Division of Corporations Delivered 05:33 PM 09/18/2008 FILED 04:53 PM 09/18/2008 SRV 080967109 – 4601884 FILE

CERTIFICATE OF FORMATION

OF

Casella Albany Renewables, LLC

This Certificate of Formation of Casella Albany Renewables, LLC (the “LLC”), dated as of September 18, 2008, is being duly executed and filed by David L. Schmitt, as authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. 18-101, et seq.).

FIRST:	The name of the limited liability company formed hereby is Casella Albany Renewables, LLC.

SECOND:	The address of the registered office of the LLC in the State of Delaware is c/o [The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801].

THIRD:	The name and address of the registered agent for service of process on the LLC in the State of Delaware is [The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801].

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ David L. Schmitt
Name: David L. Schmitt
Authorized Person